                                                                    EXHIBIT 32.2


            SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER


         In connection with the periodic report of Wacoal Corp. (the "Company") on Form 20-F for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Shoichi Suezawa, principle financial officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

                  (1)      the Report fully complies with the requirements of
                           Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

                  (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

         This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


Date:  September 17, 2003

                                           /s/  Shoichi Suezawa
                                           -------------------------------------
                                           Shoichi Suezawa
                                           Managing Director and Supervisor
                                           for Personnel, General Administration
                                           and Accounting Staffs